Exhibit 5.1

Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 United States of America T: +1 212 506 2500 F: +1 212 262 1910 www.mayerbrown.com
March 15, 2024 Great Ajax Corp. 13190 SW 68th Parkway, Suite 110 Tigard, OR 97223

Re:	Great Ajax Corp. Registration Statement on Form S-3 (333-274055)

Ladies and Gentlemen:

We have acted as counsel to Great Ajax Corp., a Maryland corporation (the "Company"), in connection with the issuance and sale by the Company from time to time of shares of its common stock, $0.01 par value, having an aggregate offering price of up to $100,000,000 (the "Shares"), pursuant to a Registration Statement on Form S-3 (Registration No. 333-274055) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration of the Shares and certain other securities of the Company, which was initially filed by the Company with the Securities and Exchange Commission (the "Commission") Act of 1933, as amended (the “Act”), the prospectus, dated November 9, 2023 (the “Base Prospectus”), and the prospectus supplement, dated March 15, 2024, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with this opinion, we have examined copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Amendment and Restatement, dated June 30, 2014; (ii) the Amended and Restated Bylaws of the Company, dated June 30, 2023; (iii) certain resolutions of the board of directors of the Company, relating to the issuance and sale of the Shares; (iv) the Registration Statement; and (v) the Prospectus. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinion set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters, we have relied upon certificates of officers of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when and if issued and delivered against payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York, the State of Maryland, the Maryland General Corporation Law, and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about March 15, 2024 which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP

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